Exhibit 10.188

Counterpart to Registration Rights Agreement
July 10, 2014
The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor, as defined in the Registration Rights Agreement, dated June 30, 2014 by and among Endo Finance LLC, a Delaware limited liability company and Endo Finco Inc., a Delaware corporation, the Guarantors party thereto, Citigroup Global Markets Inc. and RBC Capital Markets, relating to the 5.375% Senior Notes due 2023, to be bound by the terms and provisions of such Registration Rights Agreement.

Exhibit 10.188

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of the date first written above.
ENDO NETHERLANDS B.V.

                        By:     /s/ Blaine Davis
                        Name: Blaine Davis
                        Title: Managing Director A

                        By:     /s/ Gert Jan Rietberg
                        Name: Gert Jan Rietberg
                        Title: Managing Director B